Exhibit 99.1

DIAMONDCLUSTER INTERNATIONAL REPORTS FOURTH QUARTER
AND YEAR END FISCAL YEAR 2004 RESULTS

CHICAGO, April 29, 2004—DiamondCluster International, Inc. (Nasdaq: DTPI), a premier global management consulting firm, today announced results for its fourth quarter of fiscal year 2004 (ended March 31, 2004).

Revenue before out-of-pocket reimbursements (“net revenue”) for the fourth quarter was $43.0 million, compared with $39.5 million for the third quarter of fiscal year 2004, and $26.5 million for the fourth quarter of the prior fiscal year. The Company reported net income of $3.2 million or $0.09 per diluted share for the fourth quarter (which included favorable tax expense and a benefit from adjustments to restructuring accruals from prior quarters amounting to $0.04 per diluted share). Net income was up 220% compared with $1.0 million or $0.03 per diluted share reported in the prior quarter, and also compares favorably to a net loss of ($145.6) million or a ($4.59) loss per share in the fourth quarter of fiscal year 2003. The Company ended the fourth quarter with a cash balance of $81.3 million.

For the fiscal year ended March 31, 2004, net revenue was $154.8 million, up 16% compared with $133.0 million reported for fiscal year 2003. The Company reported a net loss of ($5.4) million, or a loss of ($0.17) per diluted share for fiscal year 2004. This compares favorably with a net loss of ($360.1) million for fiscal year 2003, or a loss of ($11.41) per diluted share.

“Reflecting the continuing improvement in the economy, the March quarter was a strong quarter for us with good progress being made on a number of fronts,” said Mel Bergstein, chairman and CEO of DiamondCluster International. “And, as we look back at the full 2004 fiscal year, the progress is even more striking. Our business began its turnaround exactly one year ago, and since then, utilization has returned to target levels, pricing has improved, our business has returned to profitability, and we have begun hiring again.”

DiamondCluster served 65 clients in the fourth quarter, including 16 new clients that represented 11% of net revenue. The Company’s top five clients represented 36% of net revenue in the fourth quarter. North American clients represented 57% of net revenue in the quarter.

As of March 31, 2004, DiamondCluster had 481 client-serving professionals, compared with 458 at December 31, 2003 and 538 at March 31, 2003. Annualized revenue per professional was $367 thousand in the fourth quarter of fiscal year 2004, up from $347 thousand in the prior quarter, and up from $184 thousand in the year-ago period.

“We continue to feel good about our business and demand environment,” continued Bergstein. “We are expecting our steady, profitable growth trajectory to continue into the next quarter, and anticipate net revenue for the June quarter to be in the range of $44-$46 million, in line with our target annual net revenue growth rate of 25%, with earnings per diluted share of $0.06-$0.07.”

About DiamondCluster International

DiamondCluster International (Nasdaq: DTPI) is a premier global management consulting firm that helps leading organizations develop and implement growth strategies, improve operations, and capitalize on technology. Mobilizing multidisciplinary teams from our highly skilled strategy, technology, and operations professionals worldwide, DiamondCluster works collaboratively with clients, unleashing the power within their own organizations to achieve sustainable business advantage. DiamondCluster is headquartered in Chicago, with offices across Europe, North America, and South America. To learn more, visit www.diamondcluster.com.

Conference Call

Management from DiamondCluster International will host a conference call today, April 29, 2004 at 8:00 am CT to discuss the results of the quarter. The call will be broadcast live and archived on DiamondCluster’s web site at .

Forward-Looking Statements

Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to maintain its pricing and utilization rates and control its costs, the sustainability of the economic recovery in the U.S. and Northern European markets, recruitment and retention of personnel, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, absence of long-term contracts with clients, growth management, project risks, and technological advances. Material risks and uncertainties are highlighted in our filings with the SEC, including the Form 10-Q for the quarter ended December 31, 2003.

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	{For the Three Months		For the Twelve Months
	Ended March 31,		Ended March 31,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	Unaudited)
REVENUE:
Revenue before out-of-pocket reimbursements (net revenue)	$43,032	$26,463	$154,785	$32,974
Out-of-pocket reimbursements	6,709	3,829	22,329	19,331

Total revenue	49,741	30,292	177,114	152,305

OPERATING EXPENSES:
Project personnel and related expenses before out-of-pocket reimbursable expenses	28,130	23,906	102,429	109,085
Out-of-pocket reimbursable expenses	6,709	3,829	22,329	19,331

Total project personnel and related expenses	34,839	27,735	124,758	128,416

Professional development and recruiting	1,051	878	4,288	4,134
Marketing and sales	963	237	2,836	3,865
Management and administrative support	8,851	8,829	34,359	37,363
Noncash compensation	1,944	9,072	12,692	53,078
Impairment charge on long-lived assets	—	94,315	—	94,315
Restructuring charge (benefit)	(258)	—	3,975	29,266

Total operating expenses	47,390	141,066	182,908	350,437

INCOME (LOSS) FROM OPERATIONS	2,351	(110,774)	(5,794)	(198,132)
OTHER INCOME, NET	133	182	1,037	144

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,484	(110,592)	(4,757)	(197,988)
INCOME TAX EXPENSE (BENEFIT)	(717)	35,039	654	21,209

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	3,201	(145,631)	(5,411)	(219,197)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF ZERO	—	—	—	(140,864)

NET INCOME (LOSS)	$3,201	$(145,631)	$(5,411)	$(360,061)

BASIC INCOME (LOSS) PER SHARE:

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$0.10	$(4.59)	$(0.17)	$(6.95)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(4.47)

NET INCOME (LOSS)	$0.10	$(4.59)	$(0.17)	$(11.41)

DILUTED INCOME (LOSS) PER SHARE:
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	$0.09	$(4.59)	$(0.17)	$(6.95)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(4.47)

NET INCOME (LOSS)	$0.09	$(4.59)	$(0.17)	$(11.41)

SHARES USED IN COMPUTING BASIC INCOME (LOSS) PER SHARE	33,260	31,745	32,710	31,548
SHARES USED IN COMPUTING DILUTED INCOME (LOSS) PER SHARE	35,498	31,745	32,710	31,548

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2004	2003
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,304	$75,328
Accounts receivable, net of allowance of $1,650 and $1,597 as of March 31, 2004 and March 31, 2003, respectively	23,219	16,314
Income taxes receivable	569	—
Prepaid expenses and other current assets	10,373	5,598

Total current assets	115,465	97,240
Computers, equipment, leasehold improvements and software, net	6,473	10,349
Other assets	729	1,902

Total assets	$122,667	$109,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,250	$4,193
Income taxes payable	—	730
Restructuring accrual, current portion	3,528	7,134
Other accrued liabilities	26,102	17,857

Total current liabilities	35,880	29,914
Restructuring accrual, less current portion	6,000	7,200

Total liabilities	41,880	37,114
Stockholders’ equity:
Common stock, 34,347 shares outstanding as of March 31, 2004 and 31,832 shares outstanding as of March 31, 2003	563,585	592,334
Unearned compensation	(6,324)	(47,330)
Accumulated other comprehensive income	2,858	1,294
Accumulated deficit	(479,332)	(473,921)

Total stockholders’ equity	80,787	72,377

Total liabilities and stockholders’ equity	$122,667	$109,491

DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months		For the Twelve Months
	Ended March 31,		Ended March 31,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Income (loss) before cumulative effect of change in accounting principle	$3,201	$(145,631)	$(5,411)	$(219,197)
Adjustments to reconcile income (loss) before cumulative effect of change in accounting principle to net cash provided by (used in) operating activities:
Restructuring charges	(258)	—	3,975	29,266
Depreciation and amortization	1,128	1,276	4,702	5,766
Write-down of net book value of property, plant, and equipment	429	470	774	2,071
Impairment charge on long-lived assets	—	94,315	—	94,315
Noncash compensation	1,944	9,072	12,692	53,078
Deferred income taxes	—	37,670	—	22,536
Tax benefits from employee stock plans	—	8	—	333
Changes in assets and liabilities:
Accounts receivable	(3,058)	1,790	(4,951)	8,205
Prepaid expenses and other	(3,028)	573	(3,929)	1,826
Accounts payable	773	(1,938)	1,085	(2,433)
Restructuring accrual	(1,272)	7,172)	(8,800)	(18,895)
Other assets and liabilities	5,227	(2,692)	7,701	1,075

Net cash provided by (used in) operating activities	5,086	(12,259)	7,838	(22,054)

Cash flows from investing activities:
Capital expenditures, net	(303)	(235)	(935)	(1,528)
Other assets	47	216	843	872

Net cash used in investing activities	(256)	(19)	(92)	(656)

Cash flows from financing activities:
Common stock issued	2,340	1,268	6,609	5,067
Purchase of treasury stock	(4,257)	(55)	(9,204)	(5,242)

Net cash provided by (used in) financing activities	(1,917)	1,213	(2,595)	(1,075)

Effect of exchange rate changes on cash	(791)	(608)	825	1,440

Net increase (decrease) in cash and cash equivalents	2,122	(11,673)	5,976	(21,445)
Cash and cash equivalents at beginning of period	79,182	87,001	75,328	96,773

Cash and cash equivalents at end of period	$81,304	$75,328	$81,304	$75,328